Press Release
For Immediate Release

Contact:
Brent Smith
SVP, Corporate Development
(813)659-8626

Sunshine Bancorp, Inc. Reports 3nd Quarter 2017 and Year to Date Results
Plant City, FL – October 26, 2017 –

Sunshine Bancorp, Inc. (the "Company") (NASDAQ: SBCP), the holding company for Sunshine Bank (the "Bank"), has released its unaudited consolidated financial results for the third quarter and nine months ended September 30, 2017.

Key Highlights from the 3nd Quarter 2017
-	Earnings of $0.20 per basic and diluted share
-	Total assets of $943.6 million
-	Maintained top tier credit metrics with NPAs to Assets at 0.12%

The Company recognized net income of $1.6 million for the third quarter of 2017 compared to net income of $1.8 million for the second quarter 2017 and net income of $244,000 for the third quarter 2016.  Net income was $5.0 million for the nine months ended September 30, 2017 compared to $471,000 for the nine months ended September 30, 2016.

Total assets were $943.6 million at September 30, 2017 compared to $955.9 million at June 30, 2017 and $931.4 million at December 31, 2016.  Net loans decreased to $701.4 million at September 30, 2017 compared to $703.9 million at June 30, 2017, but increased from $683.8 million at December 31, 2016.

Total deposits were $749.1 million at September 30, 2017 compared to $776.1 million at June 30, 2017 and $729.9 million at December 31, 2016.

Andrew Samuel, President and CEO, commented, "Our team has worked incredibly hard over the past few years to deliver on our goal of becoming a strong community bank in Central Florida.  We are excited with the announced merger with CenterState and feel the combination will create a partnership that allows for long term success for our customers and communities."

The Bank's non-performing assets as of September 30, 2017 were $1.1 million compared to $988,000 as of September 30, 2016.   The Bank's non-performing assets to total assets ratio as of September 30, 2017 was 0.12% compared to 0.18% as of September 30, 2016.

Net interest income for the third quarter 2017 was $8.2 million compared to $8.1 million during the second quarter of 2017 and $4.3 million during the third quarter of 2016.

Noninterest expenses for the third quarter 2017, including $295,000 in merger related expenses, totaled $6.7 million compared to $6.4 million in the second quarter of 2017 and $4.6 million during the third quarter of 2016, which included $207,000 in merger related expenses.

On October 25, 2017, the Office of the Comptroller of the Currency approved the merger of the Bank with and into CenterState Bank, N.A., the wholly owned subsidiary of CenterState Bank Corporation ("CenterState"). In addition, CenterState had previously obtained a waiver from the Federal Reserve Bank of Atlanta from the requirement to file an application under the Bank Holding Company Act for CenterState to acquire the Company. Pending the approval by the stockholders of the Company of the merger agreement, as well as satisfaction of other customary closing conditions described in the merger agreement, the Company expects that the merger will be completed in early January 2018. The stockholder meeting for the pending merger with CenterState is scheduled for November 17, 2017 at 9:00 a.m. in Plant City, Florida.

Forward Looking Statements
This news release contains forward-looking statements within the meaning of the federal securities laws. Statements in this release that are not strictly historical are forward-looking and are based upon current expectations that may differ materially from actual results. These forward-looking statements, identified by words such as "will," "expected," "believe," and "prospects," involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the statements made herein. These risks and uncertainties involve general economic trends and changes in interest rates, increased competition, changes in consumer demand for financial services, the possibility of unforeseen events affecting the industry generally, delays in completing the pending merger, the uncertainties associated with newly developed or acquired operations, and market disruptions. The Company undertakes no obligation to release revisions to these forward-looking statements publicly to reflect events or circumstances after the date hereof or to reflect the occurrence of unforeseen events, except as required to be reported under the rules and regulations of the Securities and Exchange Commission.

Additional Information About the Merger and Where to Find It
Investors are urged to review carefully and consider all public filings by CenterState and the Company with the SEC, including but not limited to their Annual Reports on Form 10-K, their proxy statements, their Quarterly Reports on Form 10-Q, and their Current Reports on Form 8-K. The documents filed with the SEC may be obtained free of charge at the SEC's website at www.sec.gov. The documents filed by CenterState with the SEC may also be obtained free of charge at CenterState's website at www.centerstatebanks.com or by requesting them in writing to CenterState Bank Corporation, Attention: Secretary, 1101 1st Street South, Winter Haven, FL 33880. The documents filed by the Company with the SEC may also be obtained free of charge at the Company's website at www.mysunshinebank.com or by requesting them in writing to Sunshine Bancorp, Inc., 102 West Baker Street, Plant City, Florida 33563, Attention: Secretary.

In connection with the merger, CenterState has filed a registration statement on Form S-4 with the SEC, which includes a proxy statement of the Company and a prospectus of CenterState. The definitive proxy statement/prospectus was sent to the stockholders of the Company on October 17, 2017 seeking the required stockholder approval.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. Before making any voting or investment decision,  stockholders of the Company are urged to read carefully the entire registration statement and proxy statement/prospectus, including any amendments thereto, because they contain important information about the proposed transaction. Free copies of these documents may be obtained as described above.

The Company and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the merger. Information about the directors and executive officers of the Company and their ownership of the Company common stock is set forth in the proxy statement for the Company's 2017 annual meeting of stockholders, as filed with the SEC on Schedule 14A on March 30, 2017. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the proxy statement/prospectus regarding the proposed merger.

About Sunshine Bancorp, Inc.
Sunshine Bancorp, Inc. was formed in 2014 as the holding company for Sunshine Bank. The Bank was first organized in 1954 in Plant City, Florida.  In 2014 after converting from the mutual form of organization to the stock form, the current name of Sunshine Bank was adopted. The Company provides financial services to individuals, families, and business customers from 18 branch locations stretching from the East Coast to the West Coast of Florida in Brevard, Hillsborough, Manatee, Orange, Osceola, Pasco, Polk, Sarasota, and Seminole Counties. The Company's common stock is traded on the NASDAQ Capital Market under the symbol "SBCP." For further information, visit the Company website www.mysunshinebank.com.

SUNSHINE BANCORP, INC.
Consolidated Balance Sheets
(Dollars in thousands, except per share amounts)

	As of September 30, 2017	As of December 31, 2016
Assets	(Unaudited)
Cash and due from banks	$32,656	$16,562
Interest-earning deposits in financial institutions	10,328	21,386
Federal funds sold	19,020	1 2,325
Cash and cash equivalents	62,004	50,273
Time deposits with banks	590	2,794
Securities available for sale	99,104	109,668
Loans held for sale	533	443
Loans, net of allowance for loan losses of $3,698 and $3,274	701,406	683,784
Premises and equipment, net	25,180	25,920
Federal Home Loan Bank stock, at cost	2,877	3,478
Cash surrender value of bank-owned life insurance	22,946	22,462
Deferred income tax asset	4,641	6,660
Goodwill and other intangibles	22,056	22,308
Accrued interest receivable	2,080	2,077
Other assets	216	1,568
Total assets	$943,633	$931,435

Liabilities and Stockholders' Equity
Liabilities:
Noninterest-bearing demand accounts	$234,351	$217,418
Interest-bearing demand and savings accounts	371,121	354,327
Time deposits	143,578	158,204
Total deposits	749,050	729,949
Other borrowings	56,884	71,867
Subordinated Notes	11,000	11,000
Other liabilities	8,425	6,518
Total liabilities	825,359	819,334

Stockholders' equity:
Preferred stock, $0.01 par value, 5,000,000 authorized; none outstanding	—	—
Common stock, $0.01 par value, 50,000,000 shares authorized; issued and outstanding of 8,026,354 at September 30, 2017 and 7,986,074 shares at December 31, 2016	80	80
Additional paid in capital	95,086	94,302
Retained income	26,810	21,803
Unearned employee stock ownership plan ("ESOP") shares	(3,047)	(3,047)
Accumulated other comprehensive loss	(655)	(1,037)
Total stockholders' equity	118,274	112,101
Total liabilities and stockholders' equity	$943,633	$931,435

SUNSHINE BANCORP, INC.
Consolidated Statements of Income (Unaudited)
(Dollars in thousands, except per share amounts)

	Three months Ended		Nine months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Interest income:
Loans	$8,602	$4,582	$24,817	$12,678
Securities	446	222	1,320	684
Other	127	43	357	164
Total interest income	9,175	4,847	26,494	13,526
Interest Expense:
Deposits	665	349	1,785	962
Borrowed funds	262	192	759	372
Total interest expense	927	541	2,544	1,334
Net interest income	8,248	4,306	23,950	12,192
Provision for loan losses	—	—	—	350
Net interest income after provision for loan losses	8,248	4,306	23,950	11,842
Noninterest income:
Fees and service charges on deposit accounts	579	314	1,587	952
Mortgage Broker Fees	65	42	245	112
Gain on sale of securities	—	77	—	208
Gain on sale of premise	—	—	—	563
Income from bank-owned life insurance	195	97	565	289
Other	97	139	762	361
Total noninterest income	936	669	3,159	2,485
Noninterest expenses:
Salaries and employee benefits	3,876	2,423	11,201	7,440
Occupancy and equipment	691	544	2,120	1,706
Data and item processing services	649	440	1,750	1,177
Professional fees	161	246	628	665
Advertising and promotion	9	13	23	80
Stationery and supplies	18	64	123	165
FDIC Deposit insurance	68	96	245	298
Merger Related	295	207	295	302
Other	909	569	2,842	1,809
Total noninterest expenses	6,676	4,602	19,227	13,642
Income before income taxes	2,508	373	7,882	685
Income taxes	932	129	2,875	214
Net income	$1,576	$244	$5,007	$471

Basic earnings per share	$0.20	$0.05	$0.65	$0.09
Diluted earnings per share	$0.20	$0.05	$0.63	$0.09

	Three Month Periods Ended *
	9/30/2017	6/30/2017	3/31/2017	12/31/2016	9/30/2016
Operating Highlights	(Unaudited)
Net Income (loss)	$1,576	$1,801	$1,630	$(514)	$244
Net interest income	$8,248	$8,065	$7,637	$6,720	$4,306
Provision for loan losses	$—	$—	$—	$—	$—
Non-Interest Income	$936	$1,148	$1,075	$701	$669
Non-Interest Expense	$6,676	$6,438	$6,113	$7,972	$4,602

Financial Condition Data:
Total Assets	$943,633	$955,885	$956,378	$931,435	$563,992
Loans, Net	$701,406	$703,863	$689,656	$683,784	$395,994
Deposits:
Noninterest-bearing demand accounts	$234,351	$238,762	$243,313	$217,418	$85,304
Interest-bearing demand and savings accounts	$371,121	378,420	377,045	354,327	234,697
Time deposits	$143,578	158,871	150,810	158,204	118,766
Total Deposits	$749,050	$776,053	$771,168	$729,949	$438,767

Selected Ratios
Net interest margin	3.92%	3.86%	3.65%	3.78%	3.53%
Annualized return on average assets	0.7%	0.8%	0.8%	(0.3%)	0.2%
Annualized return on average equity	5.4%	6.3%	5.8%	(2.1%)	1.4%

Capital Ratios **
Total Capital Ratio	13.1%	13.4%	12.9%	12.7%	15.8%
Tier 1 capital ratio	12.6%	12.9%	12.4%	12.2%	15.2%
Common equity tier 1 capital ratio	12.6%	12.9%	12.4%	12.2%	15.2%
Leverage ratio	10.4%	10.6%	10.1%	10.0%	13.6%

Asset Quality Ratios
Non-performing assets	$1,107	$739	$619	$323	$988
Non-performing assets to total assets	0.12%	0.08%	0.06%	0.03%	0.18%
Non-performing loans to total loans	0.16%	0.10%	0.08%	0.04%	0.24%
Allowance for loan losses(AFLL)	$3,698	$3,670	$3,643	$3,274	$2,846
AFLL to total loans	0.52%	0.52%	0.53%	0.47%	0.71%
AFLL to non-performing loans	334.1%	519.1%	620.6%	1125.1%	297.7%

* Dollars in thousands
** Capital Ratios for Sunshine Bank only